Exhibit 10.5

AMENDMENT TO SHARED SERVICES AGREEMENT

This Amendment dated as of January 1, 2016 (“Amendment Effective Date”) by and between Nexstar Broadcasting, Inc. (“Nexstar”) and Mission Broadcasting, Inc. (“Mission”) is made to that certain Shared Services Agreement dated as of June 1, 2014 by and between Mission Broadcasting, Inc. and Nexstar Broadcasting, Inc., as amended by that certain amendment dated December 30, 2005 and as extended by letter agreement on May 28, 2014 (collectively, the “Agreement”).

WHEREAS, Mission is the licensee of television broadcast station KSAN-TV, San Angelo, Texas;

WHEREAS, Nexstar is the licensee of television broadcasting station KLST, San Angelo, Texas;

WHEREAS, Mission and Nexstar have entered into the Agreement for their mutual benefit;

NOW THEREFORE, for and in consideration of the foregoing, Nexstar and Mission hereby amend the Agreement as follows:

1. Paragraph 4(g) of the Agreement is deleted in its entirety and the following is substituted in its place: “4(g) Services Fee. In consideration for the services to be provided to the Stations by Nexstar personnel as described in Sections 4(a) through 4(f), Mission will pay Nexstar the fee (“Services Fee”) described in Section 4(g).

(i)Base Amount. Subject to the remaining provisions of this Section 4(g), the base amount of the Services Fee will be $11,666.67 per month.

(ii) Payment Terms. The Services Fee will be payable monthly, in arrears, from and after the month during which this Agreement is executed, and will be prorated on a daily basis for the first and last months during which the sharing arrangements described in Sections 4(a) through 4(f) are in effect.”

2.These revised payment terms are effective as of the Amendment Effective Date.

3. As so amended, all sections and provisions of the Agreement are hereby ratified in full.

IN WITNESS WHEREOF, the parties have executed this amendment as of the Amendment Effective Date above.

NEXSTAR BROADCASTING, INC.	MISSION BROADCASTING, INC.
By: /s/ Thomas E. Carter	By: /s/ Dennis Thatcher
Name: Thomas E. Carter	Name: Dennis Thatcher
Title: EVP & Chief Financial Officer	Title: President